Exhibit 99.1

AVIS BUDGET GROUP COMPLETES ACQUISITION OF ZIPCAR

PARSIPPANY, N.J. and CAMBRIDGE, Mass., March 14, 2013 – Avis Budget Group, Inc. (NASDAQ: CAR) announced today that it has completed its previously announced acquisition of Zipcar, Inc., the world’s leading car sharing network.

About Avis Budget Group, Inc.

Avis Budget Group, Inc. is a leading global provider of vehicle rental services, both through its Avis and Budget brands, which have more than 10,000 rental locations in approximately 175 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network, with more than 775,000 members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 29,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudget.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2012, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contacts
Media	Investor Relations
John Barrows	Neal Goldner
(973) 496-7865	(973) 496-5086
PR@avisbudget.com	IR@avisbudget.com

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